Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 18, 2010, by and among Heritage Commerce Corp, a California corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.                                   The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.                                     Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s Series B mandatorily convertible cumulative perpetual preferred stock, $1,000 liquidation preference per share (the “Series B Preferred Shares”), set forth below such Purchaser’s name on the signature page of this Agreement. When purchased, the Series B Preferred Shares will have the terms set forth in a certificate of determination for the Series B Preferred Shares in the form attached as Exhibit A hereto (the “Series B Certificate of Determination”) made a part of the Company’s Articles of Incorporation, as amended, by the filing of the Series B Certificate of Determination with the California Secretary of State (the “California Secretary”).  Except as otherwise provided herein, the Series B Preferred Shares will convert into shares (the “Underlying Shares” and, together with the Series B Preferred Shares and the Series C Preferred Shares, the “Securities”) of the common stock, no par value per share, of the Company (the “Common Stock”), subject to and in accordance with the terms and conditions of the Series B Certificate of Determination.

C.                                     Castle Creek Capital Partners IV, LP (“Castle Creek”) is purchasing 4,815 shares of the Series B Preferred Shares and 12,960 shares of the Company’s Series C convertible perpetual preferred stock, $1,000 liquidation preference per share (“Series C Preferred Shares”).  The Series C Preferred Shares will convert into Common Stock as provided in the Series C Certificate of Determination (as defined below), only upon a subsequent transfer to a non-affiliate of Castle Creek, and such shares of Common Stock shall be included herein as “Underlying Shares.”  When purchased, the Series C Preferred Shares will have the terms set forth in a certificate of determination for the Series C Preferred Shares in the form attached as Exhibit B hereto (the “Series C Certificate of Determination”) made a part of the Company’s Articles of Incorporation, as amended, by the filing of the Series C Certificate of Determination with the California Secretary.  The Series B Preferred Shares and the Series C Preferred Shares are collectively referred to as the “Preferred Shares.”

D.                                    Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively “Patriot”) are purchasing in the aggregate 9,731.25 shares of the Series B Preferred Shares and 8,043.75 shares of the Company’s Series C Preferred Shares.  The Series C Preferred Shares will convert into Common Stock as provided in the Series C Certificate of Determination only upon a subsequent transfer to a non-affiliate of Patriot and such shares of Common Stock shall be included herein as “Underlying Shares.”

E.                                      The amount raised from the Series B Preferred Shares and the Series C Preferred Stock shall aggregate at least $75 million.

F.                                      Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Securities under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

G.                                     The Company has engaged Sandler O’Neill & Partners, L.P. as its exclusive placement agents (the “Placement Agent”) for the offering of the Preferred Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1                                 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(oo).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” means the Articles of Incorporation of the Company and all amendments and certificates of determination thereto, as the same may be amended from time to time.

“Bank” means the Company’s wholly owned subsidiary, Heritage Bank of Commerce, a California banking corporation.

“Bank Board” has the meaning set forth in Section 4.15.

“Bank Board Observer” has the meaning set forth in Section 4.15.

“Bank Board Representative” has the meaning set forth in Section 4.15.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board of Directors” has the meaning set forth in Section 2.2(v).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City and California are open for the general transaction of business.

“Buy-In” has the meaning set forth in Section 4.1(e).

“Buy-In Price” has the meaning set forth in Section 4.1(e).

“California Courts” means the state and federal courts sitting in the State of California.

“California Secretary” has the meaning set forth in the Recitals.

“Castle Creek” has the meaning set forth in the Recitals.

“CIBCA” means the Change in Bank Control Act.

“Closing” means the initial closing of the purchase and sale of the Preferred Shares pursuant to this Agreement.

“Closing Bid Price” means, for any security as of any date, the last closing price for such security on the Principal Trading Market, as reported by Bloomberg, or, if the Principal Trading Market begins to operate on an extended hours basis and does not designate the closing bid price then the last bid price of such security prior to 4:00 p.m., New York City Time, as reported by Bloomberg, or, if the Principal Trading Market is not the principal securities exchange or trading market for such security, the last closing price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination to an independent, reputable investment bank selected by the Company and approved by the holder or (b) the disputed arithmetic calculation to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied, or such other date as the parties may mutually agree.

“Code” has the meaning set forth in Section 3.1(qq).

“Controlled Group” has the meaning set forth in Section 3.1(qq).

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Buchalter Nemer, a professional corporation.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(kk).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Deadline Date” has the meaning set forth in Section 4.1(e).

“DFI” means the California Department of Financial Institutions.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” means The Depository Trust Company.

“Effective Date” means the date on which the initial Registration Statement required by the terms hereof is first declared effective by the Commission.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(qq).

“ERISA Entity” has the meaning set forth in Section 3.2(p)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Expedited Insurance” has the meaning set forth in Section 4.20(e).

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” has the meaning set forth in Section 3.1(kk).

“Follow-up Special Meeting” has the meaning set forth in Section 4.11(b).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(b).

“Institutional Inventor” has the meaning set forth in Section 4.15.

“Insurer” has the meaning set forth in Section 3.1(oo).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(oo).

“Material Adverse Effect” means any circumstance, effect, event, change or development that individually or in the aggregate that has, or is reasonably expected to have, (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) any material and adverse effect on the results of operations, assets, properties, business, or financial condition, of the Company and its Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform its obligations under any Transaction Document; provided, however, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in generally accepted accounting principles or regulatory accounting requirements applicable to financial institutions or their holding companies, except to the extent such change has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (B) changes, after the date hereof, in laws of general applicability or interpretations thereof by courts or governmental authorities, except to the extent such change has a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, (C) actions or omissions by any party taken with the prior written permission of the other party or required under this Agreement, (D) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (E)  the imposition and announcement of any regulatory enforcement action by the FDIC or DFI as to the Bank and by the Federal Reserve as to the Company to the extent such matters were as disclosed on Schedule 3.1(mm) as of the date of this Agreement, (F) the public disclosure of this Agreement or the transactions contemplated hereby, or (G) changes, after the date hereof, in global or national or regional political conditions (including the outbreak of war or acts of terrorism) or in general or regional economic or market conditions affecting financial institutions or their holding companies generally except to the extent that any such changes in general or regional economic or market conditions have a disproportionate adverse effect the Company and its Subsidiaries, taken as a whole.

“Material Contract” means any contract of the Company that was filed as an exhibit to the SEC Reports on file as of the date of this Agreement pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(ii).

“New Security” has the meaning set forth in Section 4.20(a).

“Non-Public Information” has the meaning set forth in Section 4.6.

“Observer” has the meaning set forth in Section 4.15.

“OFAC” has the meaning set forth in Section 3.1(hh).

“Outside Date” means the thirtieth day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Pension Plan” has the meaning set forth in Section 3.1(qq).

“Permitted Rights Offering” means an offering of up to $10 million of aggregate offering price of Common Stock pursuant to subscription rights distributed pro rata to the then existing holders of record of Common Stock at a price per share of Common Stock of not less than $3.75, and the associated declaration, issuance and exercise of the subscription rights with respect to such offering and shares of Common Stock issuable in connection with the exercise of any such rights.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Preferred Shares” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.6.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

“Public Offering” has the meaning set forth in Section 4.20(b).

“Purchase Price” means $1,000.00 per Preferred Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.8(a).

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Purchasers of the Registrable Securities (as defined in the Registration Rights Agreement).

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(mm).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Reserve Bank” means the Federal Reserve Bank of San Francisco.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SBA” has the meaning set forth in Section 3.1(yy).

“SBA Act” has the meaning set forth in Section 3.1(yy).

“SBA Standard Operating Procedures and Official Notices” means Public Law 85-536, as amended; those Rules and Regulations, as defined in 13 C.F.R. Part 120, “Business Loans” and 13 C.F.R. Part 121, “Size Standards”; Standard Operating Procedures, (SOP) 50-10 for loan processing, 50-50 for loan liquidation as may be published and or amended from time to time by the SBA.

“Schedules” means the schedules to this Agreement.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series B Certificate of Determination” has the meaning set forth in the Recitals.

“Series B Preferred Shares” has the meaning set forth in the Recitals.

“Series C Certificate of Determination” has the meaning set forth in the Recitals.

“Series C Preferred Shares” has the meaning set forth in the Recitals.

“Shareholder Approval” has the meaning set forth in Section 4.11.

“Stock Certificates” has the meaning set forth in Section 2.2(a)(ii).

“Shareholder Approval” has the meaning set forth in Section 4.11.

“Shareholder Proposals” has the meaning set forth in Section 4.11.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Preferred Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Schedules and Exhibits attached hereto, the Registration Rights Agreement, the Series B Certificate of Determination, the Series C Certificate of Determination and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Wells Fargo Shareholder Services, or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(t).

“VCOC Agreement” has the meaning set forth in Section 4.19.

“Written Agreement” means that certain Written Agreement, dated February 17, 2010, by and among the Company, the Bank, the Reserve Bank and the DFI.

ARTICLE II
PURCHASE AND SALE

2.1                                 Closing.

(a)                                  Purchase of Preferred Shares.  Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the number of Preferred Shares set forth below such Purchaser’s name on the signature page of this Agreement at a per Preferred Share price equal to the Purchase Price.

(b)                                 Closing.  The Closing of the purchase and sale of the Preferred Shares shall take place at the offices of the Company, 150 Almaden Boulevard, San Jose, CA 95113, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree and shall occur no later than the fifth Business Day following the date on which the conditions to closing set forth in Article V are satisfied (other than those conditions that by their nature are to be satisfied at Closing but subject to the fulfillment or waiver of those conditions).

(c)                                  Delivery and Payment.  At the Closing, the Company shall deliver to each of the respective Purchasers a certificate or certificates, in such reasonable denominations as the Purchaser may have designated in writing not less than two Business Days before the Closing, and registered in the name of the Purchaser (or its designee or nominee), representing the number of Preferred Shares the Purchaser is acquiring in the transaction. At the Closing, the Purchaser shall deliver the purchase price of his respective Subscription Amount in immediately available funds by wire transfer to the Escrow Account:

ABA Routing Number:	121142287
Bank:	Heritage Bank of Commerce
Acct #:	1545680
Acct Name:	Heritage Commerce Corp
Attn:	May Wong

2.2                                 Closing Deliveries.

(a)                                  On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)                                     this Agreement, duly executed by the Company;

(ii)                                  one or more stock certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original stock certificates to be delivered within three Business Days of the Closing Date), evidencing the Preferred Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or as otherwise set forth on the Investor Questionnaire included as Exhibit D, hereto, (the “Stock Certificates”) (or, if the Company and such Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the Preferred Shares registered in the name of such Purchaser or as otherwise set forth on the Investor Questionnaire);

(iii)                               a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit E, executed by such counsel and addressed to the Purchasers;

(iv)                              the Registration Rights Agreement duly executed by the Company;

(v)                                 a certificate of the Secretary of the Company, in the form attached hereto as Exhibit F (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company (“Board of Directors”) or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the articles of incorporation, as amended, and bylaws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(vi)                              the Compliance Certificate referred to in Section 5.1(g);

(vii)                           a Certificate of Good Standing for the Company from the California Secretary of State, as of a recent date; and

(viii)                        a Certificate of Good Standing for the Bank from the DFI, as of a recent date.

(b)                                 On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)                                     this Agreement, duly executed by such Purchaser;

(ii)                                  its Subscription Amount, in U.S. dollars and in immediately available funds, in the amount indicated below such Purchaser’s name on the applicable signature page hereto under the heading “Aggregate Purchase Price (Subscription Amount)” by wire transfer in accordance with the Company’s written instructions;

(iii)                               the Registration Rights Agreement, duly executed by such Purchaser; and

(iv)                              a fully completed and duly executed Investor Questionnaire, reasonably satisfactory to the Company in the form attached hereto as Exhibit D.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that reference a specific date, which shall be made as of such date), to each of the Purchasers that:

(a)                                  Subsidiaries.  The Company has no direct or indirect Subsidiaries other than those listed in Schedule 3.1(a) hereto. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)                                 Organization and Qualification.  The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.   Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.  The Company is duly registered as a bank holding company under the BHC Act.  The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has conducted its business in compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.  The Company has furnished or made available to each of the Purchasers, prior to the date hereof, true, correct and complete copies of the Company’s and each Subsidiary’s articles of incorporation and bylaws (or similar governing documents).

(c)                                  Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Preferred Shares, in accordance with the terms hereof and, subject to the Shareholder Approval, to issue the Underlying Shares in accordance with the terms of the Series B Certificate of Determination and Series C Certificate of Determination. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Preferred Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholders agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)                                 No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, (x) the issuance of the Preferred Shares, (y) the issuance of the Underlying Shares and (z) the payment of dividends in accordance with the terms of the Series B Certificate of Determination and the Series C Certificate of Determination) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii)  conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to receipt of the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchasers herein, of any self-regulatory organization to which the Company or its securities are subject, including the Trading Market), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Trading Market) or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, (x) the issuance of the Preferred Shares, (y) the issuance and reservation for issuance of the Underlying Shares and (z) the payment of dividends in accordance with the terms of the Series B Certificate of Determination and the Series C Certificate of Determination), other than (s) prior to Closing (x) the filing of the Series B Certificate of Determination and Series C Certificate of Determination with the California Secretary, (y) filings required by applicable state securities laws, (z) the filing of any requisite notices and/or application(s) to the Trading Market for the issuance and sale of the Underlying Shares and the listing of the Underlying Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (ii) after the Closing, obtaining the Shareholder Approval required to authorize and issue the Underlying Shares in accordance with the terms of the Series B Certificate of Determination and the Series C Certificate of Determination, (v) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (w) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (x) the filings required in accordance with Section 4.6 of this Agreement, (y) obtaining the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Federal Reserve  and the DFI under the Written Agreement to pay dividends and to make any distributions of interest, principal or other sums on subordinated debt or trust preferred securities; (z) removing the limitation on payment of dividends contained in the Indenture dated September 7, 2000 (Heritage Statutory Trust I), the Indenture dated July 31, 2001 (Heritage Statutory Trust II), the Indenture dated September 26, 2002 (Heritage Statutory Trust III) and the Indenture dated March 23, 2000 (Heritage Capital  Trust I) by the payment of all deferred interest outstanding on such securities; and (iii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).  The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which would be likely to prevent the Company from obtaining or effecting any of the foregoing, subject in the case of items (y) and (z) to the Company’s receipt of gross proceeds at the Closing in the minimum amount stated in Section 5.1(i).

(f)                                    Issuance of the Shares.  The issuance of the Preferred Shares has been duly authorized and the Preferred Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, when issued in accordance with the terms of the Series B Certificate of Determination and the Series C Certificate of Determination, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)                                 Capitalization.  The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(g).  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  Except as set forth in the SEC Reports on file as of the date of this Agreement, (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no material outstanding debt securities, notes,  credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities (vii) there are no outstanding equity securities that will be senior to the Preferred Shares upon issuance; and (viii) neither the Company nor any of its Subsidiaries have any liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports.  The Company will not be required to amend its articles of incorporation to increase the number of authorized shares of Common Stock for purposes of the issuance of Common Stock on the conversion of the Preferred Shares.

(h)                                 SEC Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2008 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Exhibits and Schedules to this Agreement, the “Disclosure Materials”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)                                     Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j)                                     Tax Matters.  The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.  There are no transfer taxes that are required to be paid by the Company in connection with the issuance of the Preferred Shares.

(k)                                  Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports filed prior to the date of this Agreement, except as disclosed in subsequent SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and there has not occurred since December 31, 2008, any event that has had a Material Adverse Effect.

(l)                                     Environmental Matters.  Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)                               Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Preferred Shares or the Underlying Shares or (ii) except as disclosed in the SEC Reports on file as of the date of this Agreement, is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws and/or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  There are no outstanding orders, injunctions, judgments against the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Exchange Act or the Securities Act.

(n)                                 Employment Matters.  No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any of its Subsidiaries which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s or Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good.  To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company and each of its Subsidiaries is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o)                                 Compliance.  Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) except for the matters covered by Section 3.1(mm), is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guidelines or order of any governmental authority, self regulatory organization (including the Trading Market) applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case set forth in (i), (ii) and (iii) of this paragraph as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(p)                                 Regulatory Permits.  The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as conducted and as described in the SEC Reports on file as of the date of this Agreement, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q)                                 Title to Assets.  The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(r)                                    Patents and Trademarks.  The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed to be conducted as disclosed in the SEC Reports on file as of the date of this Agreement except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect.  Except as set forth in the SEC Reports on file as of the date of this Agreement and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or to the Company’s Knowledge threatened action, suit, proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or to the Company’s Knowledge threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (v) there is no pending or to the Company’s Knowledge threatened action, suit, proceeding or claim by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(s)                                  Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company and the Subsidiaries are engaged.  Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective business at a cost that would not have a Material Adverse Effect.

(t)                                    Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports on file as of the date of this Agreement, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.  Neither the Company nor any of its Subsidiaries has outstanding “extensions of credit” to directors or executive officers of the Company or any of its Subsidiaries within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

(u)                                 Internal Control Over Financial Reporting.  Except as set forth in the SEC Reports on file as of the date of this Agreement, the Company maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and such internal control over financial reporting is effective.  Neither the Company nor, to the Company’s Knowledge, the Company’s independent registered public accounting firm, has identified or been made aware of “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures which could reasonably adversely affect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(v)                                 Sarbanes-Oxley; Disclosure Controls.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it. Except as disclosed in the SEC Reports on file as of the date hereof, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), and such disclosure controls and procedures are effective.

(w)                               Certain Fees.  Except as set forth in Section 6.1 with respect to the Placement Agent, no person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than the Placement Agent with respect to the offer and sale of the Preferred Shares (which placement agent fees are being paid by the Company). The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(x)                                   Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers under the Transaction Documents.  The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Principal Trading Market and, upon Shareholder Approval, the issuance of the Underlying Shares in accordance with the Series B Certificate of Determination and the Series C Certificate of Determination, as applicable, will not contravene the rules and regulations of the Principal Trading Market.

(y)                                 Registration Rights.  Other than each of the Purchasers, except as set forth on Schedule 3.1(y), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(z)                                   No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s  Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby.

(aa)                            Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason  to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(bb)                          Investment Company.  Neither the Company nor any of its Subsidiaries is required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(cc)                            Questionable Payments.  Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(dd)                          Application of Takeover Protections; Rights Agreements.  The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar provisions of the Company’s articles of incorporation and bylaws and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested stockholder” or other applicable anti-takeover laws and regulations of any jurisdiction.

(ee)                            Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Reports and is not so disclosed and would have or reasonably be expected to have a Material Adverse Effect.

(ff)                                Acknowledgment Regarding Purchasers’ Purchase of Preferred Shares.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Preferred Shares.

(gg)                          Absence of Manipulation.  The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(hh)                          OFAC.  Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Preferred Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(ii)                                  Money Laundering Laws.  The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or to the Company’s Knowledge threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(jj)                                  No Additional Agreements.  The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(kk)                            Reports, Registrations and Statements.  Since January 1, 2008, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the DFI, and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the DFI and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll)                                  Adequate Capitalization.  As of March 31, 2010, the Company’s Subsidiary insured depository institution meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(mm)                      Agreements with Regulatory Agencies; Compliance with Certain Banking Regulations.  Except as disclosed in Schedule 3.1(mm), neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2008 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  With respect to any matters requiring Board action prior to the date of this Agreement or Closing, as applicable, that were set forth in writing by any of the Federal Reserve, the Reserve Bank, the FDIC or the DFI, the Company and its Subsidiaries have addressed such matters in all material respects.

The Company has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the

Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation of, in any material respect, the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiaries.

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law.  None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(nn)                          No General Solicitation or General Advertising.  Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Shares.

(oo)                          Mortgage Banking Business.  Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)                                     The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii)                                  No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws.

For purposes of this Section 3.1(oo):  (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the U.S. Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(pp)                          Risk Management Instruments.  Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2008, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms.  Neither the Company or the Company Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(qq)                          ERISA.  The Company and each “employee benefit plan” within the meaning of Section 3(3) of ERISA (defined below) for which the Company or any member of its Controlled Group (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Pension Plan”) is in compliance in all material respects with all presently applicable provisions of the Code (as defined below) and the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any Pension Plan for which the Company or any member of its Controlled Group would have any liability; no Pension Plan has failed to satisfy the minimum funding standards within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA, whether or not waived; the Company has not incurred and does not reasonably expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr)                                Shell Company Status.  The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(ss)                            Reservation of Underlying Shares.  The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock, sufficient to issue and deliver the Underlying Shares into which the Preferred Shares are convertible, assuming Shareholder Approval has been obtained.

(tt)                                Regulatory Capital Levels.  At the Closing Date, taking into account the proceeds of the capital raise contemplated as part of this Transaction and assuming the net proceeds of this capital raise are contributed by Company to the Bank in accordance with Section 4.10 hereof, the Company and the Bank will each have a leverage ratio of not less than 11.0% and a total risk-based capital ratio of not less than 13.0%.

(uu)                          Loan Loss Reserves.  As of the date hereof and as of the Closing Date, the Company’s management has concluded that the loan loss reserves of the Bank are adequate.

(vv)                          Change in Control.  Except as disclosed on Schedule 3.1(vv), the issuance of the Preferred Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(ww)                      Material Contracts.  Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each Material Contract to which the Company and its Subsidiaries is a party, is in full force and effect and is binding on the Company and/or its Subsidiaries, as applicable, and, to the Company’s Knowledge, is binding upon such other parties, in each case in accordance with its terms, and neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, has received any written notice regarding the termination of any such agreements.

(xx)                              Section 382 Compliance.  As of the date of this Agreement and as of the Closing Date (giving effect to the issuance of the Series B Preferred Stock and Series C Preferred Stock and the issuance of Common Stock upon conversion of the Series B Preferred Stock and Series C Preferred Stock), to the Company’s Knowledge (after due inquiry with the Company’s accountants), no ownership change has occurred or will occur prior to the Closing Date for purposes of Section 382 of the Code.

(yy)                          SBA Lending.  The Bank is duly licensed as a preferred lender under the Small Business Administration (“SBA”) Preferred Lender Program in the districts set forth in Schedule 3.1(yy).  To the Company’s Knowledge, the Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, purchase, processing, underwriting, sale and credit approval of any SBA loan originated, purchased, sold or serviced by the Company and any of its Subsidiaries satisfied all applicable federal, state and local laws, rules and regulations with respect to the origination, sale or servicing of SBA loans including but not limited to the Small Business Act of 1953, as amended (“SBA Act”), all rules and regulations promulgated under the SBA Act and the SBA Standard Operating Procedures and Official Notices.

3.2                                 Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)                                  Organization; Authority.  If such Purchaser is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. If such Purchaser is an entity, the execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. If such Purchaser is an entity, each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)                                 No Conflicts.  The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)                                  Investment Intent.  Such Purchaser understands that the Preferred Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Preferred Shares as principal for its own account and not with a view to, or for distributing or reselling such Preferred Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Preferred Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such  Preferred Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of  any of the Securities (or any securities which are derivatives thereof) to or through any person or entity.

(d)                                 Purchaser Status.  At the time such Purchaser was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)                                  General Solicitation.  Such Purchaser is not purchasing the Preferred Shares as a result of the post-effective registration statement on Form S-1 to the Company’s Form S-3 filed by the Company on April 23, 2010, and withdrawn on April 28, 2010, any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)                                    Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Preferred Shares and, at the present time, is able to afford a complete loss of such investment.

(g)                                 Access to Information.  Such Purchaser acknowledges that it has received and reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Preferred Shares and the merits and risks of investing in the Preferred Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Preferred Shares.

(h)                                 Brokers and Finders.  Other than the Placement Agent with respect to the Company, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  Purchaser acknowledges that it is purchasing the Preferred Shares directly from the Company and not from the Placement Agent.

(i)                                     Independent Investment Decision.  Such Purchaser has independently evaluated the merits of its decision to purchase Preferred Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares. Such Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Preferred Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.

(j)                                     Reliance on Exemptions.  Such Purchaser understands that the Preferred Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Shares.

(k)                                  No Governmental Review.  Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Shares or the fairness or suitability of the investment in the Preferred Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares.

(l)                                     Residency.  Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Preferred Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m)                               Trading.  Purchaser acknowledges that there is no trading market for the Preferred Shares, and no such market is expected to develop.

(n)                                 Knowledge as to Conditions.  As of the date of this Agreement, Purchaser has no reasonable basis to believe why any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation by it of the transactions contemplated by this Agreement will not be obtained.

(o)                                 No Stockholder Agreements.  Except with respect to an Affiliate thereof, Purchaser reached its decision to invest in the Company independently from any other Purchaser; has entered into no agreements with stockholders of the Company or other Purchasers for the purpose of controlling the Company or any of its Subsidiaries; and has entered into no agreements with stockholders of the Company or other Purchasers regarding voting or transferring such Purchaser’s interest in the Company.

(p)                                 ERISA.  (i)                                        If Purchaser is, or is acting on behalf of, an ERISA Entity (as defined below), such Purchaser represents and warrants that on the date hereof:

(A)                              The decision to invest assets of the ERISA Entity in the Preferred Shares was made by fiduciaries independent of the Company or its affiliates, which fiduciaries are duly authorized to make such investment decisions and who have not relied on any advice or recommendations of the Company or its affiliates;

(B)                                Neither the Company nor any of its agents, representatives or Affiliates have exercised any discretionary authority or control with respect to the ERISA Entity’s investment in the Preferred Shares;

(C)                                The purchase and holding of the Preferred Shares will not constitute a nonexempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable similar laws; and

(D)                               The terms of the Transaction Documents comply with the instruments and applicable laws governing such ERISA Entity.

(ii)                                  For the purpose of this paragraph, the term “ERISA Entity” means (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA subject to Title I of ERISA, (B) a “plan” within the meaning of and subject to Section 4975 of the Code and (C) any person whose assets are deemed to be “plan assets” of any “benefit plan investor” (each within the meaning of ERISA Section 3(42)).

(q)                                 Securities Not Insured.  Purchaser understands that the Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(r)            Antitrust.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other Person in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Preferred Shares contemplated hereby.

(s)            Regulatory Matters.  Purchaser understands and acknowledges that:  (i) the Company is a registered bank holding company under the BHC Act, and is subject to regulation by the Federal Reserve; (ii) acquisitions of interests in bank holding companies are subject to the BHC Act and the CIBCA and may be reviewed by the Federal Reserve to determine the circumstances under which such acquisitions of interests will result in Purchaser becoming subject to the BHC Act or subject to the prior notice requirements of the CIBCA.  Assuming the accuracy of the representations and warranties of the Company contained herein, such Purchaser represents that neither it nor its Affiliates will, as a result of the transactions contemplated herein, be deemed to (i) own or control 10% or more of any class of voting securities of the Company or (ii) otherwise control the Company for purposes of the BHC Act or the CIBCA.  Purchaser is not participating and has not participated with any other investor in the offering of the Preferred Shares in any joint activity or parallel action towards a common goal between or among such investors of acquiring control of the Company.  Purchaser’s consummation of the transactions contemplated herein will not cause any depository institution that is a subsidiary of the Company to become subject to potential cross-guaranty liability under 12 U.S.C. 1815(e) or any successor law with respect to the failure of any depository institution that is not a subsidiary of the Company.

(t)            OFAC and Anti-Money Laundering.  Purchaser understands, acknowledges, represents and agrees that (i) such Purchaser is not the target of any sanction, regulation, or law promulgated by the OFAC, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) such Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) such Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) such Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) such Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations (except for information deemed in good faith to be confidential or proprietary); and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, such Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

3.3          No Other Representations.  The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions.

(a)           Compliance with Laws.  Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent (it being agreed that in-house counsel for Purchaser shall be reasonably acceptable to Company), the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement with respect to such transferred Securities.

(b)           Legends.  Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and, with respect to Securities held in book-entry form, the Transfer Agent will record such a legend on the share register), until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF SELLER AND BROKER REPRESENTATION LETTERS) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c)           Removal of Legends.  The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company), or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions.  Following the earlier of (i) the Effective Date or (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent.

Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), (such third Trading Day, the “Legend Removal Date”) deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c).  Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)           Acknowledgement.  Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. Except as otherwise provided below, while the Registration Statement remains effective, each Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the registration statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available or unless the Securities are sold pursuant to Rule 144.  Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Securities is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Exchange Act, unless such Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.

(e)           Buy-In. If the Company shall fail for any reason or for no reason to issue to a Purchaser unlegended certificates within three (3) Trading Days of receipt of all documents necessary for the removal of the legend set forth above (the “Deadline Date”), then, in addition to all other remedies available to such Purchaser, if on or after the Trading Day immediately following such three (3) Trading Day period, such Purchaser purchases (in an open market transaction or otherwise) Securities (or a broker or trading counterparty through which the Purchaser has agreed to sell shares makes such purchase) to deliver in satisfaction of a sale by the holder of Securities that such Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after such Purchaser’s request and in such Purchaser’s sole discretion, either (i) pay cash to the Purchaser in an amount equal to such Purchaser’s total purchase price (including brokerage commissions, if any) for the Securities so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Securities) shall terminate, or (ii) promptly honor its obligation to deliver to such Purchaser a certificate or certificates representing such Securities and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (a) such number of Securities, times (b) the Closing Bid Price of such security on the Deadline Date.

4.2          Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3          Furnishing of Information.  In order to enable the Purchasers to sell the Securities under Rule 144 of the Securities Act, for a period of one year from the Closing, the Company shall maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and none of the reports, when filed, will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  During such one year period, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

4.4          Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Preferred Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Preferred Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5          No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares to the Purchasers.

4.6          Securities Laws Disclosure; Publicity.  Before 9:00 a.m., New York City time, on the first Business Day following the Closing Date, the Company shall issue one or more press releases (collectively, the “Press Release”) reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 a.m., New York City time, on the fourth Business Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement, the Registration Rights Agreement, the Series B Certificate of Determination and the Series C Certificate of Determination)).  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than the Registration Statement) or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) any Registration Statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law, at the request of the staff of the Commission or Trading Market regulations, in which case the Company shall provide the Purchasers with prior written notice of such disclosure permitted under this subclause (ii).  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.6, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this Agreement and the transactions contemplated hereby), provided, however, that each Purchaser is permitted to disclose such information (i) to its Affiliates, partners, members, directors, officers, employees, agents, consultants, and advisors for the purposes of evaluating and consummating the transactions contemplated in the Transaction Documents who agree to be bound by the terms of this Section 4.6 (or restrictions at least as restrictive as herein contained) and (ii) after providing sufficient prior notice to the Company permitting the Company to reasonably object, to the extent such disclosure is required by law, regulation or judicial or administrative process, and (iii) as otherwise previously agreed to by a Purchaser and the Company.

4.7          Non-Public Information.  Except with the express written consent of such Purchaser and unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information, the Company shall not, and shall cause each Subsidiary and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material, non-public information regarding the Company or any of its Subsidiaries from and after the filing of the Press Release.

4.8          Indemnification.

(a)           Indemnification of Purchasers.  In addition to the indemnity provided in the Registration Rights Agreement, except as prohibited by applicable law or regulation, including 12 U.S.C. 1828(k) and its implementing regulations at 12 C.F.R. Part 359, the Company will indemnify and hold each Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

(b)           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii)  the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them including if the potential defendants in, or targets of, any such action include both the Company and the Indemnified Person, and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to the Indemnified Person which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on the Indemnified Person’s behalf). The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.9          Listing of Common Stock.  The Company will use its reasonable best efforts to list the Underlying Shares for quotation on the NASDAQ Global Select and maintain the listing of the Common Stock on the NASDAQ Global Select Market.

4.10        Use of Proceeds.  Except for a minimum of $15 million and up to a maximum of $30 million of the net proceeds (subject to any applicable regulatory requirements) which may be retained by the Company, the net proceeds not retained by the Company of the capital raised through the transactions contemplated by this Agreement will be contributed to the Bank in the form of a cash contribution or purchase of additional common equity.

4.11        Shareholders Meeting

(a)           The Company shall call a meeting of its shareholders (the “Initial Shareholders Meeting”), as promptly as practicable following the Closing, but in no event later than November 30, 2010, for holders of Common Stock, the Series B Preferred Shares and the Series C Preferred Shares to vote  (each voting as a separate class) on proposals (the “Shareholder Proposals”) to approve the issuance of Common Stock upon conversion of the Series B Preferred Shares and the Series C Preferred Shares for purposes of Rule 5635 of the NASDAQ Stock Market Rules (such approvals of the Shareholder Proposals, “Shareholder Approval”). The Board of Directors shall recommend to the Company’s shareholders that such shareholders approve the Shareholder Proposals (the “Board Recommendation”), and shall not modify or withdraw such Board Recommendation. In connection with the Initial Shareholders Meeting, the Company shall promptly prepare (and the Purchasers will reasonably cooperate with the Company to prepare) and file (but in no event more than thirty (30) days following the Closing Date) with the Commission a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to the Initial Shareholders Meeting to be mailed to the Company’s shareholders not more than ten (10) calendar days after clearance thereof by the Commission, and shall use its reasonable best efforts to solicit proxies in favor of the Shareholder Approval, including, without limitation, engaging a proxy solicitation firm, as necessary, to assist in obtaining the Shareholder Approval. The Company shall notify the Purchasers promptly of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the

Commission or its staff for amendments or supplements to such proxy statement or for additional information (but the Company shall not provide any Purchaser with any material, nonpublic information, unless requested by such Purchaser and pursuant to a written agreement regarding the confidentiality and use of such information). If at any time prior to the Initial Shareholders Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement. In addition, each Purchaser and the Company agrees to promptly correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have knowingly become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Purchasers prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Purchasers with reasonable opportunity to comment thereon (it being acknowledged and agreed that if a Purchaser does not object to or comment on the aforementioned documents within three (3) Business Days, then the Purchaser shall be deemed to have consented to and approved the use of such documents).

(b)           In the event that the Shareholder Approval is not obtained at the Initial Shareholders Meeting in accordance with the requirements of NASDAQ Stock Market Rules and the Corporations Code of the State of California, the Company shall include a proposal to approve (and the Board shall recommend approval of) such Shareholder Proposal(s) at a subsequent special meeting of its shareholders to be held no later than ninety (90) days from the date of the Initial Shareholders Meeting (the “Follow-up Special Meeting”).  In the event that Shareholder Approval is not obtained at the Initial Shareholders Meeting or the Follow-up Special Meeting, the Company shall include a proposal to approve (and the Board of Directors shall recommend approval of) such proposal at a meeting of its shareholders to be held no less than once in each subsequent six month period beginning on the date of the Follow-up Special Meeting until such approval is obtained.

4.12        Section 382.  Prior to January 1, 2011, without the prior written consent of the Company, which consent will not be unreasonably withheld, no Purchaser shall take any action, including the exercise of any right granted under Section 4.20 of this Agreement or purchase of additional shares of the Company’s Common Stock from and after the Closing Date, if to its knowledge taking such actions would increase such Purchaser’s economic interest in excess of the greater of (i) 4.9%, or (ii) the economic interest such Purchaser held in the Company immediately following the Closing.  If the Company withholds its consent, it shall provide the Purchaser with its analysis of the actions proposed to be taken by the Purchaser and the application of the provisions of Section 382 of the Code thereto.

4.13        No Change of Control.  The Company shall obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Preferred Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.14        No Additional Issuances.  Between the date of this Agreement and the Closing Date, except for the issuance of shares of Common Stock under the Company’s Amended and Restated 2004 Equity Plan and the Preferred Shares being issued pursuant to this Agreement, the Company shall not issue or agree to issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock.

4.15        Governance Matters.  Within ten Business Days subsequent to the Closing Date, the Company and the Bank will request the non-objection or approval of the Federal Reserve, the FDIC, and the DFI, to the extent required, for the appointment of the Board Representative (as defined below).  The Company further covenants and agrees that within five days of receipt of the non-objection or approval of the Federal Reserve, the FDIC and/or the DFI, the Board of Directors shall cause one person nominated by each of Castle Creek and Patriot (each an “Institutional Investor”) (a “Board Representative”) to be elected or appointed to the Board of Directors, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  After such appointment or election of a Board Representative, so long as the

Institutional Investor beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) 4.9% of the outstanding shares of Common Stock whether acquired upon conversion of the Preferred Shares or otherwise (and treating each share of Preferred Shares that is not a share of Common Stock as if it had converted into Common Stock), the Company will be required to recommend to its shareholders the election of the Board Representative at the Company’s annual meeting, subject to satisfaction of the legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Nominating and Governance Committee of the Board of Directors (such approval not to be unreasonably withheld or delayed).  If such Institutional Investor no longer beneficially owns (as determined in accordance with Rule 13d-3 under the Exchange Act) the minimum number of shares of the Preferred Shares or the Common Stock specified in the prior sentence, Institutional Investor will have no further rights under this Section 4.15, and, at the written request of the Board of Directors, shall use its reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

Any Board Representative (including any successor nominee) duly selected in accordance with Section 4.15 shall, subject to applicable law, be the Company’s and the Company’s Nominating and Governance Committee’s nominee to serve on the Board of Directors.  The Company shall use all reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

For only so long as any Institutional Investor has the right to nominate a Board Representative pursuant to Section 4.15, such Institutional Investor shall have the power to designate the Board Representative’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director.  The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Nominating and Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

Any Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors.  The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company’s bylaws as then in effect.  The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.  A Board Representative shall not serve on the Audit Committee of the Board of Directors.

At all times when any Institutional Investor has the right to a Board Representative as provided in Section 4.15, upon the written request of such Institutional Investor and so long as such Institutional Investor does not have a Board Representative currently serving on the Board of Directors (or has a Board Representative whose appointment is pending approval), such Institutional Investor may appoint one individual to attend all meetings of the Board of Directors and no more than two (2) committees thereof (the “Observer”) and pursuant to the paragraph below the board of directors of the Bank and no more than two (2) committees thereof, which individual shall be reasonably acceptable to the Board of Directors (such approval not to be unreasonably withheld or delayed).  The Observer shall be entitled to attend such meetings only in the event such Institutional Investor does not have a Board Representative currently serving on the Board of Directors.  The Observer shall not have any right to vote on any matter presented to the Board of Directors or any committee thereof.  The Company shall give the Observer written notice of each meeting thereof at the same time and in the same manner as the members of the Board of Directors, shall provide the Observer with all written materials and other information given to members of the Board of Directors at the same time such materials and information are given to the members of the Board of Directors and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent describing the nature and substance of such action and including the proposed text of such written consents; provided, however, that (A) the Observer may be excluded from executive sessions comprised solely of independent directors by the lead or presiding independent director if, in his good faith judgment, such exclusion is to facilitate candid discussion of particularly sensitive matters (it being understood that it is not expected that the Observer would be excluded from routine executive sessions), (B) the Company or the Board of Directors shall have the right to withhold any information and to exclude the Observer from any meeting or portion thereof (1) if doing so is, in the reasonable good faith judgment of the Company, after consultation with counsel, advisable or necessary to protect the attorney-client privilege between the Company and counsel, violates applicable law or guidance from bank regulators or (2) if the Board of Directors reasonably determines in good faith, after consultation with counsel, that attendance by the Observer would conflict with fiduciary requirements under applicable law and (C) such Institutional Investor holds and shall cause its Observer to hold all such information obtained as provided in the prior sentence in confidence pursuant to the Non-Disclosure Agreement entered into between the Company and such Institutional Inventor.

So long as any Institutional Investor has the right to appoint a Board Representative pursuant to this Section, such Institutional Investor shall have the right to either nominate one person (the “Bank Board Representative”) to be elected or appointed as director to the board of directors of the Bank (the “Bank Board”) or to appoint one person to attend all meetings of the Bank Board and no more than two (2) committees thereof as an observer (the “Bank Board Observer”); provided that the appointment by an Institutional Investor of a Bank Board Observer shall not prevent such Institutional Investor from nominating a Bank Board Representative in lieu of a Bank Board Observer at a future time. The obligations of the Company otherwise with respect to, and the conditions on the appointment and, if applicable, directorship of, the Bank Board Representative and the Bank Board Observer shall be substantially the same as those with respect to or applicable to the Board Representative and Observer, respectively.

The rights provided by this Section 4.15 are personal to each Institutional Investor and in no event shall such rights be assignable.

4.16        No Rights Agreement.  The Company shall not enter into any poison pill agreement, stockholders’ rights plan or similar agreement that shall limit the rights of a Purchaser to acquire Common Stock unless such poison pill agreement, stockholders’ rights plan or similar agreement grants an exemption or waiver to the Purchaser immediately effective upon execution of such plan or agreement that would allow the Purchaser to acquire such Common Stock.

4.17        Certain Transactions.  The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.18        Rights Offering for Shareholders.  The Company may at its option commence a Permitted Rights Offering to its Common Stock shareholders of record one Business Day before the Initial Shareholders Meeting; provided that, if the Company pursues a Permitted Rights Offering, it will use its best efforts to ensure that such rights offering, including exercise of such right, is completed as soon as practicable, and in any event no later than six months from the Closing Date.  The Purchasers will not be afforded the opportunity to participate in the Permitted Rights Offering unless the Purchasers own Common Stock on the record date for the Permitted Rights Offering (which record date may be prior to the Initial Shareholders Meeting but will be after the Closing Date).

4.19        VCOC Agreement; No Other Agreements.  As of the date of this Agreement, the Company shall enter into a customary “Venture Capital Operating Company” agreement with each of Castle Creek and Patriot in the form of Exhibit G attached to and made part of this Agreement (the “VCOC Agreement”).  Other than the VCOC Agreement and the Transaction Documents, there are no other agreements or arrangements between any Purchaser and the Company related to the transactions contemplated by the Transaction Documents.

4.20        Gross-Up Rights.

(a)           Sale of New Securities.  For so long as a Purchaser, together with its Affiliates, owns 4% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all shares of Common Stock issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of this Section), if at any time after the date hereof the Company makes any public or non public offering or sale of Common Stock, or securities convertible into Common Stock (any such security, a “New Security”) (other than (i) any Common Stock or other securities issuable upon the exercise or conversion of any securities of the Company issued or agreed or contemplated to be issued as of the date hereof; (ii) pursuant to the granting or exercise of employee stock options, restricted stock or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation; (iii) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction; (iv) issuance of Common Stock upon exercise of warrants outstanding as of the date hereof; or (v) a Permitted Rights Offering pursuant to Section 4.18 hereof), then such Purchaser shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Purchaser shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock held by the Purchaser, if any, and (ii) the number of shares of Common Stock represented by the Preferred Shares held by the Purchaser on an as-converted basis as of such date, if any, and the denominator of which is the sum of (i) the number of shares of Common Stock then outstanding, (ii) the number of shares of Common Stock represented by the Preferred Shares on an as-converted basis as of such date.  Notwithstanding anything herein to the contrary, in no event shall the Purchaser have the right to purchase securities hereunder to the extent such purchase would result in such Purchaser, together with its Affiliates, owning a greater percentage interest in the Company than such Purchaser held immediately prior to the issuance of the New Securities (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable).

(b)           Notice.  In the event the Company proposes to offer or sell New Securities, it shall give the Purchaser written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing, and other terms upon which the Company proposes to offer the same no later than ten Business Days after the commencement of marketing with respect to a Rule 144A offering, after the filing of a registration statement, or a prospectus supplement in connection with a shelf registration (whichever is later) for a Public Offering, or after the Company proposes to pursue any other offering.  The Purchaser shall have ten Business Days (three Business Days in the case of a Public Offering) from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.20 and as to the amount of New Securities the Purchaser desires to purchase, up to the maximum amount calculated pursuant to this Section 4.20(a).  Such notice shall constitute a nonbinding indication of interest of the Purchaser to purchase the amount of New Securities so specified at the terms set forth in the Company’s notice to it.  The failure of the Purchaser to respond within such ten Business Day period or three Business Day period, as applicable, shall be deemed to be a waiver of such Purchaser’s rights under this Section 4.20 only with respect to the offering described in the applicable notice.  A “Public Offering” means an underwritten offering registered with the SEC.

(c)           Purchase Mechanism.  Subject to Section 4.20(e), if the Purchaser exercises its rights provided in this Section 4.20, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended, except for a Public Offering, for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals).  Each of the Company and the Purchaser agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d)           Failure of Purchase.   In the event the Purchaser fails to exercise its rights provided in this Section 4.20 or, if so exercised, the Purchaser is unable to consummate such purchase within the time period specified in Section 4.20(c) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.20 by the Purchaser or which the Purchaser is unable to purchase because of such failure to obtain any such consent or approval, upon terms no more favorable in the aggregate to the purchasers of such securities than were specified in the Company’s notice to the Purchaser.  In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Purchaser in the manner provided above.  Notwithstanding the foregoing and except in a Public Offering, if such sale of the New Securities by the Company is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale.

(e)           Expedited Issuance; Regulatory Directive.  Notwithstanding the foregoing provisions of this Section 4.20, if a majority of the directors of the Board of Directors determine that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 4.20(e) provided that (i) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 4.20, and (ii) the sale of any such additional New Securities under this Section 4.20(e) to one or more Purchasers pursuant to this Section 4.20 shall be consummated as promptly as is practicable but in any event no later than ninety (90) days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 4.20(e).  Notwithstanding anything to the contrary herein in Section 4.20, the provisions of Section 4.20 (other than as provided in subclause (ii) of this Section 4.20(e)) shall not be applicable and the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank.

(f)            Non-Cash Consideration.  In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(g)           Termination.  Purchaser’s rights hereunder shall expire at such time that the Purchaser, together with its Affiliates, owns less than 4% of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into or for which any securities owned by the Purchaser are directly or indirectly convertible or exercisable and, for the avoidance of doubt, including as shares owned and outstanding all shares of Common Stock issued by the Company after the Closing) (before giving effect to any issuances triggering provisions of this Section 4.20).

(h)           Cooperation.  The Company and the Purchaser shall cooperate in good faith to facilitate the exercise of the Purchaser’s rights under this Section 4.20, including to secure any required approvals or consents.

(i)            No Assignment of Rights.  The rights of Purchaser described herein shall be personal to Purchaser and the transfer, assignment and/or conveyance of said rights from Purchaser to any other person and/or entity is prohibited and shall be void and of no force or effect, provided the Purchaser may transfer to an Affiliate.

ARTICLE V
CONDITIONS PRECEDENT TO CLOSING

5.1          Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Shares.  The obligation of each Purchaser (on its own behalf and not on behalf of any other Purchaser) to acquire Preferred Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)           No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.  The Company shall have obtained approval of the Principal Trading Market to list the Underlying Shares.

(f)            Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)           Compliance Certificate.  The Company shall have delivered to each Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer and its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

(h)           Certificate of Determination.  The Company shall have duly filed the Series B Certificate of Determination and the Series C Certificate of Determination with the California Secretary.

(i)            Minimum Gross Proceeds.  The Company shall simultaneously issue and deliver at such Closing to the Purchasers hereunder in the aggregate at least sufficient shares of the Preferred Stock against payment of an aggregate Purchase Price of at least $75 million.

(j)            Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(k)           Bank Regulatory Issues. The purchase of such Preferred Shares shall not cause such Purchaser or any of its Affiliates to violate any bank regulation.

5.2          Conditions Precedent to the Obligations of the Company to sell Preferred Shares.  The Company’s obligation to sell and issue the Preferred Shares at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties.  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance.  Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)           Purchasers Deliverables.  Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)            Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

ARTICLE VI
MISCELLANEOUS

6.1          Fees and Expenses.  Other than as set forth in this Section 6.1, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby.  The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.  The Company shall compensate Castle Creek for all expenses in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents (including out-of-pocket due diligence expenses and professional fees incurred by or on behalf of Castle Creek or its Affiliates in connection with the transactions, but excluding the purchase price for any of the Securities) in an amount not to exceed $60,000.  In addition, the Company shall compensate Patriot for all expenses in connection with due diligence efforts, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transactions Documents (including out-of-pocket due diligence expenses and professional fees incurred by or on behalf of Patriot or its Affiliates in connection with the transactions, but excluding the purchase price for any of the Securities) in an amount not to exceed $50,000.

6.2          Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., New York City time, on a Trading Day, (b) the next Trading Day after the date of  transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a

Trading Day or later than 5:00 p.m., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Heritage Commerce Corp
150 Almaden Boulevard
San Jose, CA 95113
Attn: Chief Executive Officer
Tel: (408) 497-6900
Fax: (408) 947-6910

With a copy to:	Buchalter Nemer
A Professional Corporation
1000 Wilshire Blvd., Suite 1500
Los Angeles, CA 90017
Attn: Mark Bonenfant, Esq.
Tel: (213) 891-5020
Fax: (213) 630-5664

If to Purchaser:	To address set forth under such Purchaser’s name on the signature page hereof or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4          Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers affected by such amendment or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Preferred Shares.

6.5          Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6          Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the California Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9          Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Shares.

6.10        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11        Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12        Replacement of Shares.  If any certificate or instrument evidencing any Preferred Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Preferred Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14        Payment Set Aside.  To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15        Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  The decision of each Purchaser to purchase Preferred Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Preferred Shares or enforcing its rights under the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

6.16        Termination.  This Agreement may be terminated and the sale and purchase of the Preferred Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.  The Company shall give prompt notice of any such termination to each other Purchaser, and, if necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement while remaining in compliance with Section 5.1(k).  Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17        Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18        Adjustments in Stock Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.19        Avoidance of Control.  Notwithstanding anything to the contrary in the Transaction Documents, the Company shall not  knowingly take any action to  repurchase Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each of Castle Creek and Patriot or any other Purchaser are not given the right to participate in such repurchase of its respective pro rata proportion, that would cause Castle Creek’s or Patriot’s or such other Purchaser’s ownership of voting securities of the Company (together with the ownership by the respective Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 4.9% in the case of Castle Creek and 9.9% in the case of Patriot or such other Purchaser, without the prior written consent of each of Castle Creek, Patriot, or such other Purchaser, as applicable, or to otherwise cause Castle Creek, Patriot or such other Purchaser to “control” the Company under and for purposes of the BHC Act.

6.20        Adjustment of Terms.  In the event that the Company provides for more favorable terms with respect to the transactions contemplated hereby, through amendment(s) to this Agreement, letter agreement or otherwise, to one or more of the Purchasers of Preferred Shares than the terms applicable to the remaining Purchasers in the offering contemplated hereby who are not parties to such revised terms, the Company will offer the remaining Purchasers the same terms with respect to the purchase of the Preferred Shares proposed to be purchased by them and this Agreement will be amended accordingly to reflect such adjusted terms.

6.21        Voting Agreement.  Subject to any applicable law or regulation to the contrary, each Purchaser hereby severally and solely on its own behalf and as further consideration to the Company for its agreement to sell to the Purchaser the Preferred Shares agrees to vote all of the Preferred Shares held by the Purchaser and to cause any Affiliate to vote in favor of the Shareholder Proposals at the Initial Shareholder Meeting, the Follow-up Special Meeting (if required) or any subsequent shareholder meeting as required and held in accordance with Section 4.11(b) to approve the Shareholder Proposals. For purposes of this Section 6.21, Purchasers for Series B Preferred Shares shall only vote with respect to the Shareholder Proposals related to the Series B Preferred Shares and Purchasers of the Series C Preferred Shares shall only vote with respect to the Shareholder Proposals related to the Series C Preferred Shares.  No Purchaser shall enter into any agreement or understanding with any Person to vote or give instructions or grant a proxy in any manner inconsistent with this Section 6.21. Purchaser agrees that as a condition of transfer of shares of Preferred Shares, whether by operation of law or otherwise, Purchaser shall require the transferee of such Preferred Shares to agree to vote in favor of the Shareholder Proposals at the Initial Shareholder Meeting, the Follow-up Special Meeting (if required) or any subsequent shareholder meeting as required and held in accordance with Section 4.11(b) to approve the Shareholder Proposals. The obligations of each Purchaser under this Section 6.21 shall terminate upon the approval of the Shareholder Proposals.  Nothing contained in this Section 6.21 and no action taken in performance of the obligations under this Section 6.21 shall create any inference that or be deemed to constitute that the Purchasers are in any way “acting in concert” or as a “group” under applicable law or regulations.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HERITAGE COMMERCE CORP

By:
Walter T. Kaczmarek
Chief Executive Office and President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

Securities Purchase Agreement

S-1

NAME OF PURCHASER:

By:
Its:

Aggregate Purchase Price (Subscription Amount):	$

Number of Series B Preferred Shares to be Acquired:

Number of Series C Preferred Shares to be Acquired:

Tax ID No.:

Address for Notice:

Attention:

Telephone No.:

Fax No.:

Email Address:

Delivery Instructions, if different from above	c/o

Street

City/State/Zip:

Attention:

Telephone No.:

Securities Purchase Agreement

S-2

Exhibit A

Series B Certificate of Determination

A-1

Exhibit B

Series C Certificate of Determination

B-1

Exhibit C

Registration Rights Agreement

C-1

Exhibit D

Investor Questionnaire

D-1

Exhibit E

Legal Opinion of Company Counsel

E-1

Exhibit F

Secretary’s Certificate

F-1

Schedule 3.1(a)

List of Subsidiaries

1

Schedule 3.1(g).

Capitalization

1

Schedule 3.1(y)

Registration Rights

1

Schedule 3.1(mm)

Agreements with Regulatory Agencies; Compliance

1

Schedule 3.1(vv)

Change of Control

1